UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 13, 2007
US DATAWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-15385	84-1290152

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5301 Hollister Road, Suite 250
Houston, Texas	77040

(Address of principal executive offices)	(Zip Code)
(713) 934-3855

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 29, 2006, US Dataworks, Inc., a Nevada corporation (the “Company”) entered into that certain Stock Purchase Agreement (the “Purchase Agreement”) with Hyundai Syscomm Corp., a California corporation (“Hyundai”), pursuant to which the Company agreed to issue to Hyundai an aggregate of 6,100,000 shares of the Company’s common stock, $0.0001 par value (the “Common Stock”), for an aggregate purchase price of $1,500,000 (“Purchased Shares”) upon closing. In connection with the Purchase Agreement, and subject to shareholder approval, the Company also agreed to issue to Hyundai a warrant (the “Warrant”) to purchase up to an aggregate of 14,300,000 shares of Common Stock (the “Warrant Shares”) upon closing; provided, however, in no event shall the aggregate of Hyundai’s Warrant Shares and Purchased Shares exceed 39.9% of the Company’s total outstanding shares. The closing of the transaction contemplated by the Purchase Agreement was initially scheduled for December 29, 2006.
     On February 13, 2007, The Company and Hyundai entered into the First Amendment to the Stock Purchase Agreement and the Escrow Agreement, pursuant to which the parties have agreed to postpone the closing until March 2007, at which time the Company will issue the Purchased Shares and the Warrant, subject to shareholder approval.
Item 9.01. Financial Statements and Exhibits.
     (d)    Exhibits.

Exhibit
Number	Description

10.1	First Amendment to the Stock Purchase Agreement and the Escrow Agreement, dated February 13, 2007, by and between the Company and Hyundai Syscomm Corp.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: February 20, 2007

US DATAWORKS, INC.
By:	/s/ John J. Figone
John J. Figone
Vice President and Corporate Counsel

EXHIBIT INDEX

Exhibit
Number	Description

10.1	First Amendment to the Stock Purchase Agreement and the Escrow Agreement, dated February 13, 2007, by and between the Company and Hyundai Syscomm Corp.